UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

4/3/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2006, Yom Senegor announced his plans to resign as executive vice president and chief information officer of Safeco. Mr. Senegor entered into a Separation and General Release Agreement with Safeco dated April 4, 2006, under which he will remain employed by Safeco and provide transition services through July 1, 2006. The agreement contains provisions protecting against disclosure of confidential and proprietary information to competitors and restricting Mr. Senegor’s ability to solicit Safeco employees. He will receive a payment from Safeco of approximately $700,000 including severance and an amount in lieu of bonus with respect to 2006.

Item 8.01	Other Events

Also on April 3, 2006, Safeco announced the appointment of William Jenks as chief information officer effective April 17, 2006. Mr. Jenks was most recently with Publicis Groupe, one of the world’s largest advertising and media companies, where he served as executive vice president and chief information officer of worldwide operations.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release “Safeco Names William Jenks as Chief Information Officer” dated April 3, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION Registrant

Dated: April 6, 2006	/s/ Stephanie G. Daley-Watson
Stephanie G. Daley-Watson Vice President, Associate General Counsel, and Secretary